EXHIBIT 99.1

Media Contact:        Shirlee M. Clark
                      901-818-7463

Investor Contact:     J. H. Clippard Jr.
                      901-818-7468

                                                           FOR IMMEDIATE RELEASE


              FedEx Acquires American Freightways to Extend Reach
                    In Fast-Growing Regional Freight Market

       American Freightways And Viking Freight Create New LTL Powerhouse

MEMPHIS, Tenn., Nov. 13, 2000 - FedEx Corporation (NYSE: FDX) and regional freight carrier American Freightways Corporation (Nasdaq: AFWY) today jointly announced an agreement for FedEx to acquire American Freightways for $28.13 per share, or approximately $1.2 billion, including assumed debt, payable in cash and FedEx stock. This transaction will be immediately accretive to FedEx earnings.

The acquisition will allow FedEx Corp., also the parent company of Viking Freight, to extend its reach by expanding its reliable, next-day regional less-than-truckload (LTL) freight service with all-points coverage in 48 states. The joint revenues of American Freightways and Viking will create the second-largest regional LTL freight unit in the United States with revenue of more than $1.6 billion.

Leveraging 'A Perfect Strategic Fit'

"This acquisition is a perfect strategic fit that will give FedEx a unique competitive advantage, generating incremental volume and revenue that neither business could capture as a stand-alone," said Frederick W. Smith, Chairman, President and Chief Executive Officer of FedEx Corp. "These two networks complement each other geographically, matching Viking's leadership in the West with American Freightways' strong presence throughout the Midwest, South and Northeast. Extending our FedEx network also gives our customers just what they need in today's high-speed, high-tech New Economy--greater choice and flexibility in creating complete supply chain solutions. Plus, it's a great fit for our people, who absolutely, positively provide the industry's most reliable customer service.

"The American Freightways acquisition also fits into the FedEx business strategy, with companies that operate independently, focused on distinct market segments, yet compete collectively as a single-source provider for all transportation, logistics and e-commerce needs," Smith added. "We believe this business model offers superior benefits, without the inherent trade-offs of a one-size- fits-all approach. Our complete portfolio of independent FedEx networks powerfully demonstrates that the whole is greater than the sum of its parts."

Creating a Competitive Service Advantage

The primary focus of this new FedEx LTL freight group is on intra-regional transportation, with day-definite delivery in one to two business days; however, customer shipments may also move


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across regions between the two networks. Shipments originating with either
American Freightways (AF) or Viking will move anywhere in the country in up to four days as information systems become integrated. That represents a competitive edge over national long-haul LTL carriers, which typically take five to seven days to move freight across the country. In addition, AF and Viking will offer distinct advantages over stand-alone regional LTL companies, with direct pickup and delivery, wider geographic coverage and greater market density.

Each company's sales team will sell bundled multi-regional LTL services. Over time, the entire FedEx sales force will also be trained to cross-sell LTL services to FedEx Express and FedEx Ground customers, which should generate incremental volume and revenue in other FedEx transportation segments.

Viking and AF domestic service areas overlap only in Alaska, Arizona, Colorado, Hawaii and New Mexico, and in Calexico, Calif., and El Paso, Texas. Neither company currently serves Montana or Wyoming. AF also serves the Caribbean, Guam, Puerto Rico and South America, and both companies serve Canada and Mexico.

Benefiting Shareholders, Customers and Employees

"For American Freightways, joining forces with FedEx is a win-win situation for our shareholders, customers and employees," said Sheridan Garrison, Chairman and Founder of American Freightways. "Our shareholders would receive approximately a 61% premium to our most recent market price which we believe represents a significant value to them. Our customers win with the combination of AF and Viking, which will create a flexible, regional LTL network that provides next-day or second-day service within regions, with the option to move shipments seamlessly on a multi-regional basis. Our AF associates also win with greater long-term opportunities as part of the FedEx family."

Garrison will become the thirteenth member of the FedEx Corporation Board of Directors and will serve as Chairman Emeritus and Founder of American Freightways.

Tom Garrison will continue as President and CEO of American Freightways and will report to Douglas G. Duncan, who will become President and CEO of a new FedEx LTL freight group overseeing both AF and Viking operations. Also reporting to Duncan will be Tilton Gore, currently a Viking Senior Vice President, who will succeed Duncan as President and CEO of Viking Freight.

"This acquisition will expand the FedEx LTL freight presence much faster than growing Viking eastward, and each company can continue to leverage the regional strength of its brand name while operating as part of the global FedEx family," Duncan said. "Although there are no plans to merge these two profitable companies, we do plan to explore all opportunities for synergies."

For example, both companies previously relied on third-party transportation services to extend their coverage areas. "By joining forces, this new FedEx LTL freight group can sell a more complete package of multi-regional services and capture business that previously went to the competitors," Duncan added.

Expanding in the Fast-Growing LTL Market

Industry experts predict the regional LTL market will grow by nearly 10 percent per year from 2000 to 2004. LTL carriers deliver bulk freight shipments weighing over 150 pounds that can be moved entirely by truck and still meet day-definite delivery requirements.


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American Freightways and Viking Freight will operate independently under their own brand names as part of the FedEx family, which includes approximately 200,000 employees and contractors at FedEx Express, FedEx Ground, FedEx Logistics, FedEx Custom Critical, and FedEx Trade Networks. AF is based in Harrison, Ark., with more than 17,000 associates in 40 states. Viking is based in San Jose, Calif., and employs about 5,400 in 11 western states.

FedEx Corp. and American Freightways stated that they were both comfortable with the First Call consensus earnings estimates for their current quarters.

A conference call for media and financial analysts will be held at 10:00 a.m.
(EST) on November 13, 2000, and will be webcast at www.fedex.com/us/investorrelations. A replay of the conference call webcast will be posted on the web site following the call and will remain available for approximately two weeks.

About the Transaction

Both boards of directors have approved the transaction, and the companies have signed a definitive agreement. The $1.2 billion purchase includes $950 million in a half-cash, half-stock transaction and the assumption of approximately $250 million in American Freightways debt.

FedEx will make a cash tender offer for up to 50.1% of the outstanding shares of American Freightways Corporation (AF) at a price of $28.13 per share. Following completion of the tender offer, AF will merge into a newly created subsidiary of FedEx Corporation, pursuant to which each AF common share will be converted into shares of FedEx Corporation common stock having a value of $28.13 per share.

The transaction is subject to the approval of AF shareholders and other customary conditions, including Hart-Scott-Rodino clearance. The Merger Agreement also includes customary provisions relating to the fiduciary duty of directors. AF shareholders who own in the aggregate 37% of the outstanding AF shares have agreed to vote their shares in favor of the merger. The companies expect the tender offer to be completed in mid-December and the merger to be completed in the first quarter of 2001. The companies expect the merger to be tax-free to AF shareholders who receive FedEx Corporation stock.

"We have arranged a $750 million line-of-credit facility with Chase Bank for the cash portion of the transaction and for refinancing American Freightways' debt, should we elect to do so," said Alan B. Graf Jr., Executive Vice President and CFO of FedEx Corp. "We anticipate that Moody's and S&P will reaffirm our current debt rating, which is Baa2 and BBB, respectively. We have sufficient shares of treasury stock to complete the second half of the transaction, which is an exchange of common shares of stock. As for our financial reporting, we plan to report separate results for the FedEx LTL freight group beginning with the release of fiscal third-quarter earnings."

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to management's views with respect to future events and financial performance and the proposed FedEx acquisition of AF. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic and competitive conditions in the markets where FedEx operates, matching capacity to volume levels and other uncertainties detailed from time to time in press releases and filings with the SEC by FedEx and its subsidiaries.


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ALL AF STOCKHOLDERS SHOULD READ THE TENDER OFFER STATEMENT CONCERNING THE
TENDER OFFER FOR SHARES OF AF COMMON STOCK THAT WILL BE FILED BY FEDEX CORPORATION WITH THE SEC AND MAILED TO AF STOCKHOLDERS. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) WILL CONTAIN IMPORTANT INFORMATION THAT AF STOCKHOLDERS SHOULD READ CAREFULLY BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. AF stockholders will be able to obtain the tender offer statement, as well as other filings containing information about FedEx Corporation and AF, without charge, at the SEC's Internet site (http://www.sec.gov). In addition, copies of the tender offer statement and other documents filed with the SEC by FedEx Corporation may be obtained for free from FedEx by directing a request to FedEx Corporation, 942 S. Shady Grove Road, Memphis, Tennessee 38120,
Attention: Investor Relations, telephone: (901) 818-7200.

ALL AF STOCKHOLDERS SHOULD READ THE PROXY STATEMENT/ PROSPECTUS CONCERNING THE MERGER AND RELATED TRANSACTIONS THAT WILL BE FILED WITH THE SEC AND MAILED TO AF STOCKHOLDERS. THE PROXY STATEMENT/ PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION THAT AF STOCKHOLDERS SHOULD READ CAREFULLY BEFORE MAKING ANY DECISION REGARDING THE MERGER AND RELATED TRANSACTIONS. AF stockholders will be able to obtain the proxy statement/prospectus, as well as other filings containing information about FedEx Corporation and AF without charge, at the SEC's Internet site (http://www.sec.gov). In addition, the proxy statement/prospectus and other documents filed with the SEC by AF may be obtained for free from American Freightways Corporation, 2200 Forward Drive, Harrison, Arkansas 72601, Attention: Investor Relations, telephone: (870) 741-9000.

FedEx and AF and their officers and directors may be deemed to be participating in the solicitation of proxies from AF's stockholders with respect to the merger and related transactions. Information regarding the officers and directors of FedEx is included in the FedEx Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the SEC on August 14, 2000. Information regarding the officers and directors of AF is included in the AF Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the SEC on March 11, 2000. These documents are available free of charge at the SEC's Internet site (http://www.sec.gov) or by contacting FedEx or AF at the addresses set forth above.

About FedEx Corp.

With annual revenues of $19 billion, FedEx Corp. is the premier global provider of transportation, logistics, e-commerce and supply chain management services. The company offers integrated business solutions through a network of subsidiaries operating independently, including FedEx Express, the world's largest express transportation company; FedEx Ground, North America's second largest provider of small-package ground delivery service; FedEx Logistics, an integrated logistics, technology and transportation-solutions company; FedEx Custom Critical, the world's largest provider of expedited, time-critical shipments; and FedEx Trade Networks, a provider of customs brokerage, consulting, information technology and trade facilitation solutions. More than
2.5 million customers are connected electronically through the FedEx information network and approximately two-thirds of its U.S. domestic transactions are now handled online.

About American Freightways Corporation

American Freightways Corporation is a scheduled, for-hire carrier of less-than-truckload shipments of general commodities, presently serving direct all points in 40 contiguous U.S. states. Through partnerships, AF also serves Alaska, Canada, Caribbean Islands, Central America, Hawaii, Mexico, Puerto Rico and South America. It employs 17,200 associates operating over 28,300 pieces of revenue equipment from a network of 265 customer centers and handles about 46,000 shipments per day. For more information, visit their web site at www.AF.com.

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